EX-10.1

                          SALES FORCE AGREEMENT


        This Sales Force Agreement is made and entered into as of this 21st day of January, 2004, by and between SEALIFE MARINE PRODUCTS, INC., a California corporation ("SeaLife") and BROKERS UNLIMITED, INC., a California corporation ("BUI") with reference to the following:

                                    RECITALS

        A. SeaLife Marine Products, Inc. is a California corporation, which has rights to manufacture and sell marine paints including SeaLife 1000, a solvent base, anti-fouling coating for underwater use; SeaLife 2000, a water base anti-fouling coating for submerged marine use; and SeaLife 3000, a water base coating with an advance anti-rust additive for above water applications. SeaLife has rights to manufacture and sell these products, which are part of EPA Registration Number 70214-1, from its parent, SeaLife Corporation, a Delaware corporation (which including improvements and new marine paint products constitute the "Products").

        B. BUI is a California corporation, incorporated on October 22, 2003.

        C. SeaLife has salespersons and sales accounts, as set forth on Exhibit "1" and has prospective distributors as set forth on Exhibit "2." These sales accounts and prospective distributors are reserved by SeaLife.

        D. BUI has the expertise and wherewithal to develop distributors and to promote SeaLife's products. BUI represents and possesses the ability and wherewithal to promote the sale and use of the Products manufactured by SeaLife, and is desirous of developing demand for, obtaining distributors, and selling the Products on an exclusive basis worldwide, excepting only those sales accounts and prospective distributors reserved to SeaLife.

        F. SeaLife is agreeable to appointing BUI as its sales force and BUI is agreeable to accepting such appointment on the terms and conditions set forth herein.

        WHEREFORE, it is mutually agreed as follows:

                                   ARTICLE 1

                                  APPOINTMENT

        1.1     Exclusive Appointment; Territory.

                (a) SeaLife appoints BUI as the sole and exclusive sales force for the sale of its Products worldwide, excepting (i) Scandinavia (Sweden, Norway, Denmark, Finland, Iceland, Lithuania, Latvia and Estonia) which territory is to be handled by Marika Borofsky as a House Account, (ii) Japan and Korea, which territory is to be handled on a non-exclusive basis with Bob Lee, who shall handle enumerated Housed Accounts, as set forth in Exhibit "1," and (iii) other House Accounts. The worldwide territory, with the exceptions noted above, constitutes the Territory.

                (b)     BUI shall continue to be such sole and exclusive
                 sales force after June 30, 2004, conditioned upon BUI meeting or exceeding the sales goals set forth in
                 Article 6. Exclusivity and the right to continue sales of the Products may be reduced or lost as set forth in Section 6.2, if BUI does not obtain minimum sales set forth therein.

                (c) During the term of this Agreement, SeaLife shall not appoint any other or different person, firm, business entity, or corporation to sell the same Products, excepting only House Accounts.

        1.2 House Accounts. SeaLife reserves the right to sell directly to House Accounts. For purposes of this Agreement, House Accounts are defined as the Sales Accounts and representatives set forth on Exhibit "1" and the Prospective Distributors set forth in Exhibit "2."

        1.3 Acceptance. BUI accepts the appointment to develop demand for and to sell the Products, to establish distributors to sell the Products, to assist distributors or House Accounts in promoting and selling the Products, and to make all sales hereunder in accordance with this Agreement.

        1.4 Term. Unless terminated as hereinafter provided, this Agreement and the appointment of the BUI hereunder shall continue in force through March 31, 2008, and shall automatically be extended thereafter for one year periods, unless either party shall give the other party ninety days written notice prior to such anniversaries of its election to terminate this Agreement, or this Agreement is terminated pursuant to Article 7.

                                   ARTICLE 2

                                   BUI DUTIES

        2.1 Establishment of Distributors. BUI shall obtain one or more USA West Coast distributors to promote and sell the Products on or before January 31, 2004. Any prospective distributorship arrangement shall be in writing and shall be presented to SeaLife for its execution and approval, which will not be unreasonably withheld or delayed. Failure of BUI to have obtained a West Coast distributor reasonably acceptable to SeaLife on or before January 31, 2004, shall permit SeaLife to terminate the contract on ten day's written notice.

        2.2 Duties of BUI. BUI shall obtain, create, supervise and assist distributors to sell the Products. BUI shall provide such support, prospective customers, leads, and sales assistance to accomplish the minimum sales set forth in Section 6.1. BUI shall select distributors for SeaLife's approval, which will not be unreasonably withheld or delayed, and help them with their strategic plans and sales, including but not limited to monitoring relationships; inspecting sales performance of the distributor; creating and utilizing computer/telephone technology to process, track and manage all orders obtained through the distributors, and, if applicable, the House Accounts; set up and operate a toll-free telephony services and web portals; providing content and information provided by SeaLife as to distributors and the Products to enable retail and wholesale customers to obtain the Products and determine the viability of the Products for their uses. The cost of creating and maintaining the web portals and telephony services shall be solely that of BUI, and no content shall be included without the prior approval of SeaLife.

        2.3 Levels of Service. BUI shall provide three levels of service, namely:

         (a) Low Level, by providing remote sales support including conference calls and providing information to assist the House Account representative to close the sale, strategy and order processing support to the House Account distributors and their customers, and to the House Accounts, with commissions payable pursuant to Section 3.3(b).

        (b) Middle Level support, providing the Low Level support plus onsite sales support, including but not limited to, providing staff to work with the distributors or House Account to promote the Products, to develop solid leads, and to assist in accomplishing sales of the Products, with commissions payable pursuant to Sections 3.3(c) or 3.3(d).

        (c) Full Support, providing the Middle Level support plus signing up distributors, assisting with the strategic plans to accomplish greater sales, and assisting sales to the ultimate end users along with the distributor, including attendance and participation in face-to-face meetings, all with the approval of SeaLife, with commissions payable pursuant to Section 3.3(a).

        2.4 Marketing Plans/Content. BUI agrees to work with and assist SeaLife in developing marketing plans and web portal promotions and information, in conjunction with their marketing assistance to distributors, all to be approved by SeaLife prior to incorporation and/or dissemination.

        2.5 Bi-Monthly Conferences. SeaLife and BUI shall have bi-monthly meetings, at times and places mutually agreed upon, to discuss and plan goals and programs to further the marketing distribution and sale of the Products. These conferences shall include, but not be limited to, commitment of resources by SeaLife and BUI; training plans and determinations to be executed by SeaLife and BUI; action plans to be executed by BUI; targeting distributors and potential customers; providing maintenance schedules for existing distributors and customers; and developing marketing plans for improvements and enhancements of the Products and/or new products.

        2.6 Monthly Reports. BUI shall provide SeaLife monthly reports setting forth its distributors, their marketing efforts, contacts made, the sales accomplished, the leads being pursued, and marketing plans for the next two quarters.

        2.7 Customer Follow-Up. BUI shall create, design, operate and maintain customer follow-ups and customer satisfaction programs, all with the approval of SeaLife, which will not be unreasonably withheld or delayed.

        2.8 Staff. BUI represents and warrants that it will provide sufficient staffing to obtain distributors; assist the marketing and sales of the Products; maintain the toll-free telephony services; maintain and update the web portals (with content to be provided by SeaLife); develop an enhanced marketing plans for the distributors and their clients; and assist and work with SeaLife to grow the business and increase sales to the mutual benefit and satisfaction of both parties.

        2.9 Compliance With Laws. SeaLife and BUI agree to fully comply with all applicable state, federal and international laws, statute, rules and regulations with respect to marketing of the Products.

        2.10 Expenses. BUI shall bear the full cost and expense of providing all of its services including, but not limited to, salaries of its employees, office and administrative expenses, travel, correspondence, business communications,advertising programs and market plans, presentations, creation of the web portals and toll-free telephony services, supporting such items, and other related costs and all taxes imposed on BUI, subject to BUI having the right to dispute any taxes imposed.

                                   ARTICLE 3

                                   OPERATIONS

        3.1     Acceptance of Orders; Filling.

                (a) All orders SeaLife receives for its Products from BUI or its distributors are subject to confirmation by SeaLife, which will not be unreasonably withheld or delayed.

                (b) SeaLife will use its best efforts to fill the accepted orders as promptly as practicable, subject, however, to delays caused by Government orders or requirements, transportation conditions, labor or material shortages, strikes, riots, fires, or any other cause beyond SeaLife's control. In all cases, SeaLife will use its best efforts to advise BUI in advance of any inability to make full and timely delivery of any products which the Sales Representative has previously ordered.

        3.2     Payment.

                (a) BUI's distributors and/or their customers shall pay SeaLife for its Products.

                (b) SeaLife may change the schedule of prices at any time with thirty (30) days notice. Such price increases shall not apply to confirmed orders in process.

        3.3     Commission to BUI.

                (a) BUI shall be paid a commission of 17% of the Gross Sales received by SeaLife for sales accomplished by BUI and/or its distributors in the territory, less freight and delivery costs, product returns, discounts, and repacking charges. Discounts shall be handled on a pro rata basis, e.g., if the discount required is 20%, BUI's commission will be reduced by 20% (such pro rata discounts are "Discounts").

                (b) For House Accounts, BUI will assume primary service responsibilities after the close of sale, and assist SeaLife's representatives and accounts through sale. The services rendered by BUI to assist in accomplishment of House Account sales, BUI shall receive a commission of 7% of the Gross Sales received by SeaLife for sales accomplished by the House Account representative, less freight and delivery costs, Product returns, Discounts, and repacking charges.

                (c) For all new accounts obtained by BUI and/or its distributors from SeaLife recommended prospective customer leads, BUI shall be paid a commission of 12% of the Gross Sales received by SeaLife for sales accomplished, less freight and delivery costs, Product returns, Discounts, and repacking charges.

                (d) Such payment to BUI shall be within fifteen (15) days of receipt of payment by SeaLife from BUI's distributors, or its customer, or House Account customer.

               (e) SeaLife shall provide BUI written notification of leads and prospects with the name and address of the contact person. SeaLife representatives shall assist BUI as requested, to accomplish the sale of the Products to such leads. BUI and/or its distributors shall have primary responsibility of following up and attempting to close sales to the lead. All Gross Sales obtained from such lead shall be subject to the 12% commission to BUI and Middle Level support. The level of support shall determine if a 12% or 17% commission is applicable.
               If BUI and/or its distributors have already contacted the prospect, they shall provide written notice to SeaLife of the prior contact, the person contacted,and information regarding that contact. To assist both parties in this respect, in its monthly reports, BUI shall provide lists of names of persons and entities contacted so that there will be fewer disputes as to who created the lead which ultimately resulted in the sale. If the parties disagree as to the appropriate commission (17% or 12%) to BUI, the decision shall be submitted to mediation or arbitration pursuant to Article 9.

                (f) Gross Sales equal all sums actually received by Company from the sale of Products.

        3.4 BUI's Efforts, Facilities and Personnel. BUI will use its best efforts to promote demand for and sale of SeaLife's Products and will maintain adequate facilities and sales and personnel for the purpose. BUI shall have the right, subject to SeaLife's prior approval, which will not be unreasonably withheld or delayed, to terminate a distributor and replace it with a more productive distributor.

        3.5 Place of Business; Display. BUI shall maintain a place of business, display materials, website portals, toll-free telephonic services and demonstration sites reasonably satisfactory to SeaLife at all times, and SeaLife shall have the right at all reasonable times during business hours to inspect the place of business and display materials for matters connected with the Agreement.

        3.6     Appointment of Distributors, Salesmen or Other Representatives.

                (a) BUI shall work and develop the Territory to the reasonable satisfaction of SeaLife, and in doing so may appoint distributors, salesmen, or other representatives to sell SeaLife's Products.

                (b) SeaLife will execute agreements with the distributors obtained by BUI and approved by SeaLife.

                (c) Upon expiration or prior termination of any such agreement for any cause, BUI shall furnish SeaLife with notice thereof.

        3.7 Report of Sales. SeaLife shall furnish BUI monthly sales reports of all sales of Products.

        3.8 Confidentiality. BUI acknowledges that during the engagement it will have access to and become acquainted with various trade secrets, inventions, innovations, processes, information, pricing, product development, marketing, promotional activities, records and specifications owned or licensed by SeaLife and/or used by SeaLife in connection with the operation of its business including, without limitation, SeaLife's business and product processes, methods, customer lists, accounts and procedures ("Confidential Information"). BUI agrees that it will not disclose any Confidential Information, directly or indirectly, or use any Confidential Information in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with SeaLife. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items prepared or furnished by SeaLife and containing Confidential Information, shall remain the exclusive property of SeaLife. BUI shall not retain any copies of the foregoing without SeaLife's prior written permission. Upon the expiration or earlier termination of this Agreement, or whenever requested by SeaLife, BUI shall immediately deliver to SeaLife all such files, records, documents, specifications, information, and other items in its possession or under its control, upon written request from SeaLife.

        In furtherance of its confidentiality obligations, BUI, its agents, servants and/or employees, undertake:

                (a)     To keep all the Confidential Information in confidence;

                (b) To use any Confidential Information only for the purposes of selling SeaLife's product;

                (c) Not, without SeaLife's prior written consent, to communicate or to disclose or copy any Confidential Information to any person other than any of BUI's directors, officers, employees, agents or representatives who require access to sell SeaLife's Products (each such person an "Authorized Person");

                (d) To ensure that all Authorized Persons are, prior to the disclosure of Confidential Information, made aware of its confidential nature and that they hold the Confidential Information in accordance with the terms of this Agreement;

                (e) That, if Confidential Information is to be disclosed per Court order or is disclosed under a legal requirement, BUI shall notify SeaLife immediately. If an unauthorized disclosure is made, BUI shall notify SeaLife immediately and use its best efforts to recover the Confidential Information disclosed within a two year period; and

                (f) That BUI shall indemnify and hold harmless SeaLife for any damages which a Court in a final decision shall have accepted to have been caused by the unauthorized disclosure or breach of this Agreement, including the cost of any reasonable expenses incurred as a result of such disclosure or breach.

        3.9     Conflicts of Interest; Non-Hire Provision.

              (a) BUI represents that it is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between BUI and any third party. Further, BUI, in rendering its duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not have a proprietary interest. During the term of this Agreement, BUI shall devote as much of its productive time, energy and abilities, if any, as BUI, in its sole discretion, shall determine. BUI is expressly free to perform non-competing sales or services for other parties while performing services for SeaLife. For a period of two years following any termination, BUI shall not, directly or indirectly hire, solicit, or encourage to leave SeaLife's employment, any employee, consultant, or contractor of SeaLife or hire any such employee, consultant, or contractor who has left SeaLife's employment or contractual engagement within two years of such employment or engagement.

                (b) SeaLife represents that it is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between SeaLife and any third party. Further, SeaLife, in rendering its duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which it does not have a proprietary interest. SeaLife is expressly free to perform non-competing sales or services for other parties while performing services for SeaLife. For a period of two years following any termination, SeaLife shall not, directly or indirectly hire, solicit, or encourage to leave BUI's employment, any employee, consultant, or contractor of BUI or hire any such employee, consultant, or contractor who has left BUI's employment or contractual engagement within two years of such employment or engagement.

        3.10    Right to Use Name.

                (a) Subject to the provisions of Subsection (b), BUI may use the name SeaLife as applied to SeaLife's Products in any sign or advertising during the term of this Agreement.

                (b) In case of termination of this Agreement, BUI shall discontinue use of such name in any sign or advertising and thereafter shall not use the name directly or indirectly in connection with his business, nor use any other name, title, or expression so nearly resembling it as would be likely to lead to confusion or uncertainty or to deceive the public.

        3.11 Disclosure. SeaLife and BUI shall have the right to disclose their relationship to third parties in such detail as they deem appropriate.

        3.12 Insurance. BUI will carry liability insurance relative to any service that it performed for SeaLife, naming SeaLife as an additional insured of not less than $5,000,000 (including excess or umbrella coverage) and BUI shall provide SeaLife with a Certificate of Insurance. SeaLife shall carry general liability insurance and products liability insurance of not less than $5,000,000 per occurrence, naming BUI and its distributors as additional insureds, and SeaLife shall provide BUI and its distributors with a Certificate of Insurance. Each such insurance shall provide that the named additional insured shall be given thirty
        (30) days advance notice of non-renewal or non-payment of premium.

        3.13 Products Warranties. At BUI's request, SeaLife shall furnish to each distributor or customer solicited, SeaLife's standard warranty covering the Products, such warranty to be established by SeaLife from time to time. Such standard warranty shall contain a statement to the effect that no one is authorized to make any warranty or representation other than as set forth in the standard warranty, and that the distributor or customer may not rely on any other warranty or representation. SeaLife shall be solely responsible for the design, development, supply, production and performance of the Products for which orders are solicited and for the protection of its trade name or names, if any.

        3.14 Responsibility for Products. The parties acknowledge that BUI's duties are in the nature of acting as SeaLife's sales force as provided herein, and that BUI shall have no responsibility related to the preparation, quality and shipment of Products.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SEALIFE

As a material inducement to BUI to enter into this Agreement and to perform its obligations hereunder, SeaLife hereby represents and warrants to BUI as set forth below in this Article 4.

        4.1 Organization of SeaLife. SeaLife is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

        4.2 Authorization and Approvals. This Agreement is the legal, valid and binding obligation of SeaLife, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement has been duly and validly authorized by all necessary corporate action on the part of SeaLife.

        4.3 No Violations. Neither the SeaLife's execution and delivery of this Agreement nor its performance of its obligations hereunder will (a) result in a default under any of the terms, conditions or provisions of any contract, agreement, instrument, commitment or undertaking to which the SeaLife is a party or is subject, or (b) violate any existing order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority.

        4.4 Due Authorization. SeaLife has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action on the part of SeaLife. This Agreement constitutes the legal, valid and binding obligation of SeaLife enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors, rights and remedies generally.

        4.5 Product Warranties. SeaLife will continue its research and development program for the Products, and improvements thereof; and SeaLife will provide all warranties for the Products.

        4.6 Accuracy of Representations and Warranties. Subject to the qualifications stated therein, no representation or warranty made by SeaLife in this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUI

        As a material inducement to SeaLife to enter into this Agreement and to perform its obligations hereunder, BUI hereby represents and warrants to SeaLife as follows:

        5.1 Organization of BUI. BUI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. BUI represents and warrants that it is a Subchapter S Corporation and that it will advise SeaLife within five business days of any changes to its current Board of Directors and Shareholders. BUI will provide a redacted copy of its IRS 2553 Form, without social security numbers and personal addresses, to SeaLife within five business days of execution of this Contract.

        5.2 Due Authorization. BUI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary corporate action on the part of BUI. This Agreement constitutes the legal, valid and binding obligation of the BUI enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors, rights and remedies generally.

        5.3 No Violations. Neither the BUI's execution and delivery of this Agreement nor its performance of its obligations hereunder will (a) result in a default under any of the terms, conditions or provisions of any contract, agreement, instrument, commitment or undertaking to which the BUI is a party or are subject, or (b) violate any existing order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to BUI.

        5.4 Expertise; Contracts. BUI has established relationships and contacts with potential distributors, distributors and customers for the Products, and has the marketing expertise and skills, management capabilities, web portal expertise, to fully and efficiently perform all obligations set forth in this Agreement.

        5.5 Accuracy of Representations and Warranties. Subject to the qualifications stated therein, no representation or warranty made by BUI in this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

ARTICLE 6

SALES REQUIREMENTS

        6.1 To maintain its territorial exclusivity to sell the Products, BUI must meet the following sales goals. A sale is deemed completed upon delivery of the Product and receipt of payment therefor from the customer. House Account sales for which BUI will receive a commission, shall not count towards the following sales requirements:

                (a)     Secure a West Coast distributor in accordance with
                Section 2.1.

                (b) Obtain completed Gross Sales of not less than 20,000 U.S. Gallons at normal Product pricing, considering volume pricing, not at deep discounts ("Normal Product Pricing") or before July 1, 2004.

                (c) Obtain completed Gross Sales to apply the one or more Products to a General Maritime Corporation vessel, to become completed on or before October 1, 2004.

                (d) Obtain and complete Gross Sales for not less than 40,000 gallons of Products Normal Product Pricing, which will include
                (b) and (c) above, through December 31, 2004.

                (e) Obtain and complete Gross Sales for not less than 60,000 gallons of Products at Normal Product Pricing through March 31, 2005, which will include (b), (c) and (d) above.

                (f) Obtain and complete Gross Sales of not less than 100,000 gallons of Products at Normal Product Pricing during the period April 1, 2005 through March 31, 2006.

                (g) Obtain and complete Gross Sales of not less than 250,000 gallons of Products at Normal Product Pricing during the period April 1, 2006 through March 31, 2007.

                (h) Obtain and complete Gross Sales of not less than 300,000 gallons of Products at Normal Product Pricing during the period April 1, 2007 through March 31, 2008.

                (i) Obtain and complete Gross Sales of not less than 500,000 gallons of Product at Normal Product Pricing during the period April 1, 2008 through March 31, 2009.

                (j) Obtain and complete Gross Sales of Products for such gallonage as has been agreed to by and between the parties for each year thereafter, but in no event less than 500,000 gallons per fiscal year.

        6.2 Non-Exclusive Distribution. If BUI fails to meet the minimum sales set forth in Section 6.1, the parties agree that BUI shall remain a non-exclusive distributor for SeaLife so long as BUI obtains the following completed Gross Sales of Products at Normal Product Pricing:

                (a) 50,000 gallons Gross Sales of Products, exclusive of House Sales, through March 31, 2005.

                (b) 75,000 gallons Gross Sales of Products, exclusive of House Sales, for each early period commencing April 1 and concluding March 31, the first such year being April 1, 2005 through March 31, 2006.

                (c) Should BUI become a non-exclusive marketing agent, it must maintain other obligations set forth in this Agreement notwithstanding the loss of exclusivity, and BUI agrees to continue to provide such services notwithstanding that it no longer has the exclusive worldwide distribution, except for House Accounts.

ARTICLE 7

TERMINATION

        7.1 SeaLife Right to Cancel. SeaLife shall have the right to cancel the Agreement upon:

        (a) Ten (10) days notice, without being cured, for any of the following:

        (1) Minimum sales goals as set forth in Sections 6.1 and 6.2 have not been met;

        (2) Peter Georgiopoulos ceases to be a shareholder of at least 10% of the shares of BUI, other than by death.

        (3)     Peter Georgiopoulos dies on or before March 31, 2005.

        (b) SeaLife shall have the right to terminate this Agreement upon thirty (30) days notice, without being cured, for any of the following:

                        (1) Subject to the written notice and 30-day cure provisions set forth in Section 7.2(b), SeaLife reasonably and in good faith determines that BUI's staffing is insufficient to develop the marketplace for its Products.

                        (2) Subject to the written notice and 30-day cure provisions set forth in Section 7.2(b), SeaLife reasonably and in good faith determines that the marketing programs and product development skills of BUI are insufficient to fulfill the needs of this Agreement.

                        (3) Subject to the written notice and 30-day cure provisions set forth in Section 7.2(b), SeaLife reasonably and in good faith determines that its interests may be imperiled in the case of insolvency of BUI.

        7.2 Joint Right to Cancel. Either party may terminate this Agreement as follows:

                (a) Upon notice of non-renewal to the other party on or before December 31 for the fiscal year ending the following March 31.

                (b) Breach or default by the other party of any of the terms, obligations, covenants, representations and warranties under this Agreement, which is not waived in writing by the non-defaulting party. In such case, the non-defaulting party shall notify the other party of such alleged breach or default, describing its nature in reasonable detail, and the other party shall have a period of thirty (30) days to cure the same.

                (c) The other party is declared insolvent or in bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by for or against the other under any provisions of the Federal Bankruptcy Act or any amendment thereof and such involuntary bankruptcy and/or receiver is not eliminated within sixty (60) days.

7.3 Applicability of Terms After Termination. In the event of termination, this Agreement shall remain applicable to any orders for Products which BUI or its distributors have previously placed and to any other orders which may be executed by such parties within three (3) years subsequent to the effective date of termination, and solid leads developed by BUI which result in sales within a two (2) year period (e.g., if a solid lead results in sales, by a client identified on BUI's final monthly report or its reservation list, commencing six months after termination, BUI would be entitled to a commission for sales completed within the next eighteen (18) months through two (2) years after termination). Within ten (10) days of termination, BUI shall provide SeaLife a reservation list, delineating all distributors and customers it has obtained. SeaLife may dispute such names, subject to the arbitration procedures set forth in Article 9. SeaLife shall continue to provide sales reports and payments as to BUI distributors and customers throughout the applicable two year or three year period.

                (a) SeaLife shall have the option to have BUI provide full support to the distributors or customers following termination, in which case, BUI will be entitled to a 17% commission on Gross Sales completed within the applicable time period.

                (b) SeaLife may choose to have BUI provide only Mid Level support to the distributors or customers, following termination. In such case, BUI will be entitled to a 12% commission, on Gross Sales completed within the applicable time period.

                (c) SeaLife may change the level of service required by BUI throughout the applicable period, and/or on a client by client, or each distributor basis, in which case the commission level shall be adjusted accordingly.

ARTICLE 8

INDEMNIFICATION

        8.1 Indemnification by BUI. BUI shall hold harmless and indemnify SeaLife, and its principals, agents, employees, attorneys, representatives, heirs, successors, assigns, parents, subsidiaries, officers, shareholders, personal representatives, and others claiming through them (collectively the "Released Parties") from any and all claims, actions, causes of action, obligations, liabilities, indebtedness, breaches of duty, claims for injunctive or other equitable relief, suits, liens, losses or economic damages, all of third parties, including reasonable attorney's fees of any nature or kind whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, arising out of BUI's acts, duties or omissions, to be performed under the Agreement; provided, however, that such indemnification shall not include consequential damages, lost profits, and good will damages, costs and expenses.

        8.2 Indemnification by SeaLife. SeaLife shall hold harmless and indemnify BUI, and its principals, agents, employees, attorneys, representatives, heirs, successors, assigns, parents, subsidiaries, officers, shareholders, personal representatives, and others claiming through them (collectively the "Released Parties") from any and all claims, actions, causes of action, obligations, liabilities, indebtedness, breaches of duty, claims for injunctive or other equitable relief, suits, liens, losses or economic damages, all of third parties, including reasonable attorney's fees of any nature or kind whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, arising out of SeaLife's acts, duties, omissions or Product defects; provided, however, that such indemnification shall not include consequential damages, lost profits, and good will damages, costs and expenses.

        8.3 Claims Procedures. A party entitled to indemnification hereunder shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement (other than in respect of third party claims referred to in Section 8.4 below) within thirty (30) days of the date on which a party first receives actual notice of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail, and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for the claim. The failure to so notify the indemnifying party within such thirty-day period shall be deemed to be a waiver of the indemnified party's rights of indemnification under this
        Article 8 only to the extent the indemnifying party has been actually prejudiced by such failure to receive notice.

        8.4 Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Article 8, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying Party shall have thirty (30) days after receipt of the above-mentioned written notice to commence to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate in connection therewith; provided that: (a) Indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party, (b) the indemnifying party shall permit the indemnified party to participate in such proceeding through counsel chosen by the indemnified party, and (c) the indemnified party shall have the right to employ its own counsel, at indemnifying party's expense, if such indemnified party reasonably concludes that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in this Article 8, or that there may be defenses available to it (or him or them) which are different from or additional to those available to the indemnifying party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party, which expense shall be promptly paid upon the written demand of the indemnified party. The indemnified party shall, however, notify the indemnifying party in writing of any compromise or settlement of any such claim.

        8.5 Survival of Obligations. The indemnification obligations under this Article 8 shall survive termination and continue in full force and effect.

                                   ARTICLE 9

                                  ARBITRATION

        9.1 Any controversy, claim, dispute or other matter arising out of, or relating to, this Agreement shall be decided by binding arbitration in a manner agreed upon by the parties, and in the absence of such agreement, in accordance with the Arbitration Rules of the American Arbitration Association. Any arbitration shall be held in Los Angeles, California. No arbitration may be commenced unless the parties have first attempted informal or formal mediation of the dispute with a mediation process in a manner agreed upon by the parties, and in the absence of such agreement, in accordance with the Mediation Rules of the American Arbitration Association.

        9.2 The party demanding mediation and then arbitration shall give notice of the demand in writing to the other party and to the American Arbitration Association in Los Angeles, California. The demand for mediation and then arbitration shall be made within a reasonable time, after a claim, dispute or other matter in question has arisen, but except as otherwise expressly provided herein, in no event, after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Section 1283.05 of the California Code of Civil Procedure is incorporated in this Agreement and made a part hereof.

        NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE CONCERNING MONEY DAMAGES ARISING OUT OF THIS AGREEMENT, DETERMINED BY MEDIATION AND THEN ARBITRATION AND ARE WAIVING ANY RIGHT TO HAVE THE DISPUTE LITIGATED IN A COURT AND BY A JURY TRIAL. ALL DISPUTES INVOLVING EQUITABLE RELIEF SUCH AS INJUNCTIONS MAY BE FILED IN A COURT OF COMPETENT JURISDICTION UNLESS THE PARTIES AGREE TO SUBMIT SUCH EQUITABLE ISSUES TO MEDIATION AND THEN ARBITRATION.

                        SeaLife /s/ RM                  BUI /s/ JR
                                -------------           --------
                                RM                            JR

ARTICLE 10

INTERPRETATION AND ENFORCEMENT

        10.1 Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, sent by recognized overnight courier service, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If sent by recognized overnight courier service, such notice shall be deemed given the next business day. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given two (2) days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

                If to BUI:                Brokers Unlimited, Inc.
                                          1821 Glenhaven Avenue
                                          Walnut Creek, CA  94595
                                          Attention:  Joe Regoli

                If to SeaLife:            SeaLife Marine Products, Inc.
                                          5601 W. Slauson Avenue, Suite 283
                                          Culver City, CA  90230
                                          Attention:  Robert McCaslin

Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

        10.2 Independent Contractor. This Agreement shall not render BUI an employee, partner, agent of, joint venturer or legal representative of SeaLife for any purpose. BUI is and will remain an independent contractor in its relationship to SeaLife. SeaLife shall not be responsible for withholding taxes with respect to BUI's compensation hereunder. BUI shall have no claim against SeaLife hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

        10.3 Completeness of Instrument. This instrument contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. Unless set forth herein, neither party shall be liable for any representations made, and all modifications and amendments hereto must be made in writing.

        10.4 Assignment. This Agreement constitutes a personal contract and neither party shall transfer or assign the Agreement or any part thereof without written consent of the other party.

        10.5 Right to Injunction. The parties hereto acknowledge that the services to be rendered by BUI under this Agreement and the performance by SeaLife under the Agreement are of a special, unique, unusual, and extraordinary character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by either party of any of the provisions of this Agreement will cause either party irreparable injury and damage. Either party expressly agrees that the other party shall be entitled to injunctive and other equitable relief in the event of, or to prevent a breach of any provision of this Agreement by either party. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies that the other party may have for damages or otherwise. The various right and remedies of the other party under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

        10.6 No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

        10.7 Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, the state in which this Agreement is being executed. It is understood, however, that this is a general form of agreement, designed for use throughout the world wherever SeaLife may desire to sell its Products, and that any provision herein which in any way contravenes the laws of any state, country or jurisdiction shall be deemed not to be a part of this Agreement therein.

        10.8 Attorneys' Fees. If any action or other proceeding is brought to enforce the rights or obligations of the parties under this Agreement, the prevailing party shall be entitled to recover all of such party's costs and expenses of suit, including reasonable attorneys' fees, in addition to any other relief to which it may be entitled.

        10.9 Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

        10.10 Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid or unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

        Executed on January 21, 2004, at Alamo, California.

COMPANY:SEALIFE MARINE PRODUCTS, INC.
/s/ Bob McCaslin
------------------------------
By:  Bob McCaslin Its:
President

BROKERS UNLIMITED, INC.
/s/ Joseph Regoli
----------------------------
By: Joseph RegoliIts:
President



EXHIBIT "1"


SALESPERSONS AND SALES ACCOUNTS

        SeaLife Sales Representatives, Distributors and Selected Territories for House Accounts:

        1.      Bob Lee

                Exclusively:

                Nippon Paint (Japan)
                Nippon Paint - Aquaculture (Japan)
                Daewoo Shipbuilding (Korea)
                Samsung (Korea)

                On a non-exclusive basis, with a sharing commission, as to other Japanese or Korean clients.

        2.      Marika Borofsky - Scandinavia - Includes:

                Sweden
                Norway
                Denmark
                Finland
                Iceland
                Baltic Sea States - Lithuania
                Latvia
                Estonia

        3.      Stephen Lyons (Avi)

                Maersk shipbuilding and maintenance
                Isabela Ferreira (Brazil)
                Petrobras and Brazilian Navy (Brazil)
                Ali Zeitoun (Middle East)
                K. F. Choy/Cuthbert (China)

        4.      David Westover - Marina del Rey

                Marina del Rey Test boats
                Baja Naval - Baja California (Mexico)

        5.      DeAna Vitela

        U.S. Army Tank turret test

6.      RKR - Bob Koehler/John D. Riley

       Dave Falconer - Brush Tek (Australia-New Zealand)(Potential Distributor) Red House Marketing (Manama, Bahrain)
       Antonio Girona Garcia (Alicante, Spain)
       Forestall Shipyard (Essen, Germany)

       A.      NASSCO, San Diego, CA and its affiliated shipyards in General
               Dynamics

       B.      Fluor-Daniel, Sugerland, Texas

       C.      Belfro Corp., Houston, Texas

       D.      Petro-Chemical Systems Corp., Salt Lake City, Utah

       E.      Te Shaw Group, Baton Rouge, LA

       F.      Corrosion Engineering Services, San Diego, Naval Sea Systems
               Command

       G.      McDonalds of the EU.  London UK

       H.      Dept. of Transportation, UK

       I.      Environmental Department, UK

       J.      Greater London City Council, UK

       K.      Thysson-Krupp, Germany

       L.      Haullotte, Paris, France

       M.      French Navy

       N.      Malta Dry Docks, Malta

       O.      Dubai, Dry Docks, Dubai

       P.      ASARY, Bahrain

7.      Graham Walsh - East Coast

        Fjord Seafood - Belfast, Maine
        Crab Fishermen


HOUSE
SPECIAL ACCOUNTS
SEALIFE MARINE PRODUCTS, INC.

8.      J.P. Heyes

        Blue Ocean Ship Management Ltd.

9.      Dan Kubik

        Carnival Corporation - London, UK
        Carnival Cruise Lines - Miami, Florida
        Naval Sea Systems Command
        Honda - Japan - NofKansai - Yoshiyuki Ono (John Drew)
        Edison Chouest (in conjunction with Dave Westover)
        Grand Banks Yachts - Singapore

10.     Bob McCaslin

        Chinese Navy - Sho Hamada
        U.S. Dept. of Marina Development - Bob McCaslin
        West Marine - Walnut Grove, CA

        SeaLife may change salespersons assigned to sales accounts and retain such accounts as House Accounts.

        SeaLife may add sales representatives and sales accounts as House Accounts, subject to reasonable approval by BUI, which approval shall not be unreasonable withheld or delayed.




EXHIBIT "2"


PROSPECTIVE DISTRIBUTORS


        The following represents potential distributors reserved to SeaLife:

        1.      Acadiana Paint & Supply

                Ronnie Cripps
                120 Toledo Drive
                Lafayette, LA  70506

        2.      Budget Marine Group

                Robbie Ferron
                Box 434
                St. Marten Neth Antilles NEAR
                VI
                Phone:  599-544-3134
                Fax:      599-544-4409

                Territory - Grenada, Antigua, St. Marten,
                U.S. Virgin Islands, Bonaire

        3.      Blount Barker Shipbuilding

                Bob Correa
                461 Water Street
                P. O. Box 368
                Warren, RI  02885
                Phone:  401-245-8300
                Fax:      401-245-8303

                Territory - Yet to be defined